SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

CNL HOSPITALITY PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

        The Form 8-K of CNL Hospitality Properties, Inc. (the "Company") dated December 17, 2003 is hereby amended to include audited financial statements for the Capital Hilton Property which was acquired through a joint venture on December 17, 2003 and audited financials statements for the Del Coronado Property which was acquired through a joint venture on December 18, 2003, as well as pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K dated December 17, 2003.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Financial statements relating to Properties acquired.

                          Audited financial statements for Capital Hilton Property for the year ended December 31, 2002 and audited financial                           statements for the Del Coronado Property for the year ended December 31, 2002.

                          See Indices to Financial Statements on pages 18, 23, 32 and 37.

    (b)        Pro forma financial information.

                          See Index to Pro Forma Financial Statements on page 3.

    (c)        Exhibits.

                          Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 9, 2004	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison III THOMAS J. HUTCHISON III Chief Executive Officer

                                            INDEX TO FINANCIAL STATEMENTS
                                           CNL HOSPITALITY PROPERTIES, INC.
                                                  AND SUBSIDIARIES

                                                                                                          Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 2003                                           5

    Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003               6

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                       7

    Notes to Pro Forma Consolidated Financial Statements for the nine months ended
      September 30, 2003 and the year ended December 31, 2002                                               8

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Consolidated Statements of Operations
of CNL Hospitality Properties, Inc. and its subsidiaries (the "Company" or
"CHP") for the nine months ended September 30, 2003 and the year ended December
31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company
as of September 30, 2003 (together with the Unaudited Pro Forma Consolidated
Statements of Operations, the "Pro Forma Consolidated Financial Statements"),
have been prepared to illustrate the estimated effect of acquiring RFS Hotel
Investors, Inc. ("RFS") (hereinafter referred to as the "RFS Transaction") and other recent transactions, more fully discussed below. The Pro Forma
Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Statement of Operations has
been adjusted to give pro forma effect to the RFS Transaction as if it had occurred on January 1, 2002. The Pro Forma Consolidated Financial Statements
should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in
"Other Financial Information" in this Supplement.

         The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of
September 30, 2003, also gives effect to (i) the receipt of approximately $358.2 million in gross offering proceeds from the sale of approximately 35.8 million additional shares for the period October 1, 2003 through December 18, 2003 and
(ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) purchase interests in four
Properties, of which three were acquired through joint ventures, and (c) invest in convertible preferred partnership units of Hersha Hospitality Limited
Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of
September 30, 2003 has been adjusted to give effect to the transactions in (i)
and (ii) above as if they had occurred on September 30, 2003. These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

         The Unaudited Pro Forma Consolidated Statement of Operations for the
nine months ended September 30, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other
Properties acquired and the yield on the convertible preferred partnership units described in (ii)(c) above, as well as the historical operating results of the
Properties acquired by the Company prior to September 30, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1)
the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Statement of Operations.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the
Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                      (in thousands except per share data)

                                                    Historical       RFS                                             Consolidated
                                                       CHP       Transaction        Pro Forma      Other               Proforma
                                                  September 30,  Adjustments           CHP       Pro Forma           September 30,
                                                       2003          (a)          Consolidated  Adjustments              2003
                                                  -------------  -----------      ------------  -----------          -------------

Hotel properties, net of depreciation             $   1,980,135   $        -      $  1,980,135  $   625,860 (b)      $   2,605,995
Investments in unconsolidated subsidiaries              344,006            -           344,006      (23,481)(c)            320,525
Investments                                              19,000            -            19,000        6,000 (d)             25,000
Real estate held for sale                                36,796            -            36,796            -                 36,796
                                                                                                            (b,c,d,
Cash and cash equivalents                                33,524       64,000 (a)        97,524      128,412 e,f,g)         225,936
Restricted cash                                          40,100            -            40,100            -                 40,100
Receivables                                              26,540            -            26,540            -                 26,540
Due from related parties                                  5,300            -             5,300            -                  5,300
Prepaid expenses and other assets                        39,215            -            39,215        7,359 (b,f)           46,574
Loan costs, net of amortization                          10,373            -            10,373            -                 10,373
Intangible assets                                             -            -                 -       83,000 (b)             83,000
Deferred income taxes                                    26,575            -            26,575            -                 26,575
                                                  -------------  -----------      ------------  -----------          -------------
                                                  $   2,561,564   $   64,000      $  2,625,564  $   827,150          $   3,452,714
                                                  =============  ===========      ============  ===========          =============

Mortgages payable and accrued interest            $     574,342   $  165,000 (a)  $    739,342  $   430,944 (b,e)    $   1,170,286
Other notes payable                                     225,237     (101,000)(a)       124,237            -                124,237
Line of credit                                           96,994            -            96,994            -                 96,994
Other liabilities                                         9,648            -             9,648            -                  9,648
Accounts payable and accrued expenses                    48,242            -            48,242            -                 48,242
Due to related parties                                    2,072            -             2,072            -                  2,072
Security deposits                                        12,166            -            12,166            -                 12,166
                                                  -------------  -----------      ------------  -----------          -------------
    Total liabilities                                   968,701       64,000         1,032,701      430,944              1,463,645
                                                  -------------  -----------      ------------  -----------          -------------

Commitments and contingencies                                 -            -                 -            -                      -

Stockholders' equity
Preferred stock, without par value.
    Authorized and unissued 3,000 shares                      -            -                 -            -                      -
Excess shares. $.01 par value per share.
    Authorized and unissued 63,000 shares                     -            -                 -            -                      -
Common stock $.01 par value per share.
    authorized 450,000 shares; issued 237,144;
    outstanding 235,740 shares, as adjusted               2,000            -             2,000          358 (f)              2,325
Capital in excess of par value                        1,781,203            -         1,781,203      329,207 (f)          2,110,443
Accumulated distributions in excess
    in excess of net earnings                          (184,819)           -          (184,819)           -               (184,819)
Accumulated other comprehensive
    loss                                                 (4,008)           -            (4,008)           -                 (4,008)
Minority interests                                       (1,513)           -            (1,513)      66,641 (b,g)           65,128
                                                  -------------  -----------      ------------  -----------          -------------
    Total stockholders' equity                        1,592,863            -         1,592,863      396,206              1,989,069
                                                  -------------  -----------      ------------  -----------          -------------
                                                  $   2,561,564  $    64,000      $  2,625,564  $   827,150          $   3,452,714
                                                  =============  ===========      ============  ===========          =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (in thousands except per share data)

                                                        Historical
                                          Historical        RFS                                                       Consolidated
                                              CHP       Pre-Merger       RFS           Pro Forma      Other             Proforma
                                         September 30,    July 10,   Transaction          CHP       Pro Forma         September 30,
                                             2003        2003 (1)    Adjustments     Consolidated  Adjustments            2003
                                         -------------  -----------  -----------     ------------  -----------        -------------

Revenues:
Hotel revenue                            $     168,019  $    90,025  $         -     $    258,044  $   208,251(6)     $     466,295
Rental income                                   25,078        1,519            -           26,597            -               26,597
FF&E reserve income                              2,583            -            -            2,583            -                2,583
Interest and other income                       17,169          214            -           17,383        1,274(14)           18,657
                                         -------------  -----------  -----------     ------------  -----------        -------------
                                               212,849       91,758            -          304,607      209,525              514,132
                                         -------------  -----------  -----------     ------------  -----------        -------------
Expenses:
Hotel expenses                                 118,923       58,237            -          177,160      148,953(6)           326,113
Interest and amortization of
    loan costs                                  25,670       14,693        3,393 (2)       43,756       25,335(8)            69,091
General and administrative                       7,972       26,008      (17,232)          16,748            -               16,748
Asset management fees                            8,161            -        2,235 (4)       10,396        3,059(4)            13,455
Depreciation and amortization                   34,804       16,833       (1,867)(3)       49,770       19,964(7)            69,734
                                         -------------  -----------  -----------     ------------  -----------        -------------
                                               195,530      115,771      (13,471)         297,830      197,311              495,141
                                         -------------  -----------  -----------     ------------  -----------        -------------
Earnings (loss) before equity in
    earnings (loss) of unconsolidated
    subsidiaries, minority interest
    and other                                   17,319      (24,013)      13,471            6,777       12,214               18,991

Equity in earnings (loss) of
    unconsolidated subsidiaries                (15,802)           -            -          (15,802)         735 (10,13)      (15,067)

Minority interest                                 (159)           -            -             (159)      (4,284)(17)          (4,443)

Benefit from income taxes                            -        1,546            -            1,546            -                1,546

                                         -------------  -----------  -----------     ------------  -----------        -------------
Income (loss) from continuing
    operations                                   1,358      (22,467)      13,471           (7,638)       8,665                1,027
                                         -------------  -----------  -----------     ------------  -----------        -------------

Discontinued operations:
    Income from discontinued
        operations, net                            774          607            -            1,381            -                1,381
    Loss on sale of assets                           -           (9)           -               (9)           -                   (9)

                                         -------------  -----------  -----------     ------------  -----------        -------------
Net earnings (loss)                      $       2,132  $   (21,869) $    13,471     $     (6,266) $     8,665        $       2,399
                                         =============  ===========  ===========     ============  ===========        =============

Earnings (loss) per share (9)
    (basic and diluted)
    Continuing operations                $        0.01                                $     (0.04)                    $           -
    Discontinued operations              $        0.00                                $      0.01                     $        0.01

Weighted average shares outstanding (9)
    Basic and diluted                          156,647                                    189,712                           222,228

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands except per share data)

                                          Historical  Historical     RFS             Pro Forma       Other            Consolidated
                                             CHP         RFS      Transaction          CHP         Pro Forma            Proforma
                                             2002      2002 (1)   Adjustments      Consolidated   Adjustments             2002
                                          ----------  ----------  -----------      ------------   -----------         ------------

Revenues:
Hotel revenue                             $  101,005  $  193,258  $         -      $    294,263   $   312,390  (6)    $    606,653
Rental income                                 37,341       5,229            -            42,570        (5,989) (6)          36,581
FF&E reserve income                            4,236           -            -             4,236             -                4,236
Interest and other income                     13,826         411            -            14,237         2,625  (14)         16,862
                                          ----------  ----------  -----------      ------------   -----------         ------------
                                             156,408     198,898            -           355,306       309,026              664,332
                                          ----------  ----------  -----------      ------------   -----------         ------------
Expenses:
Hotel expenses                                65,601     130,421            -           196,022       236,402  (6)         432,424
Interest and amortization of
    loan costs                                18,330      27,101        5,164  (2)       50,595        41,471  (8)          92,066
General and administrative                     5,667       4,211            -            9,878             -                9,878
Asset management fees                          6,696           -        4,271  (4)       10,967         7,781  (4)          18,748
Depreciation and amortization                 27,876      29,812       (1,213) (3)       56,475        31,914  (7)          88,389
                                          ----------  ----------  -----------      ------------   -----------         ------------
                                             124,170     191,545        8,222           323,937       317,568              641,505
                                          ----------  ----------  -----------      ------------   -----------         ------------
Earnings (loss) before equity in
    earnings (loss) of unconsolidated
    subsidiaries, minority interest
    and other                                 32,238       7,353       (8,222)           31,369        (8,542)              22,827

Equity in earnings (loss) of                                                                                   (10,11
    unconsolidated subsidiaries              (16,164)          -            -           (16,164)        9,159  12,13)       (7,005)

Minority interest                               (264)        654         (654)(15)         (264)       (1,638) (17)         (1,902)

Benefit from income taxes                          -       1,096            -             1,096             -                1,096

Debt extinguishments and swap
    termination costs                              -     (10,122)       6,900 (16)       (3,222)            -               (3,222)
                                          ----------  ----------  -----------      ------------   -----------         ------------
Income (loss) from continuing
    operations                            $   15,810  $   (1,019) $    (1,976)     $     12,815   $    (1,021)        $     11,794
                                          ==========  ==========  ===========      ============   ===========         ============

Earnings per share (9)
(basic and diluted)
Continuing operations                     $     0.16                               $       0.10                       $       0.07

Weighted average shares outstanding(9)
    Basic and diluted                         97,874                                    130,939                            174,184

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)      The Unaudited Pro Forma Consolidated Balance Sheet does not include proforma adjustments for the RFS Transaction except for certain adjustments relating to additional debt which was obtained in December
         2003 (the RFS Transaction occurred on July 10, 2003, and therefore, it is included in the historical accounts of the Company as of September
         30, 2003).

         The RFS Transaction was initially financed with a portion of the proceeds from a bridge loan. The bridge loan was refinanced in December
         2003 with permanent financing of $165 million. Of this amount, approximately $101 million was used to repay the bridge loan and approximately $64 million was available to the Company for other acquisitions.

(b)      Represents the use of cash and cash equivalents to reflect the December
         2003 purchases of one wholly owned Property and three Properties owned through two consolidated joint ventures. The Properties were acquired for an aggregate purchase price of approximately $708.9 million (which included closing costs of approximately $4.3 million, acquisition costs and fees of approximately $8.8 million, which had been recorded as other assets as of September 30, 2003, and have been reclassified to hotel properties, and debt acquisition fees of approximately $14.3 million). Total cash paid is shown net of approximately $430.9 million, which represent mortgages on the Properties that were obtained or are expected to be obtained by the Company. Total cash paid is also shown net of approximately $66.6 million, which represents third party minority interests in the consolidated joint ventures. The following is a summary of these acquisitions (in thousands):

                                                                 Estimated
                                                               Costs and Fees
                                                                Allocated to
                         Ownership Interest   Purchase Price    Investments       Total
                         ------------------   --------------   --------------   ---------

Montreal Property               100%          $       51,498   $        4,658   $  56,156
Torrey Pines Property            75%                 110,000            5,355     115,355
Capital Hilton Property          75%                 102,000            5,063     107,063
Del Coronado Property*           70%                 418,000           12,286     430,286

                                              --------------   --------------   ---------
               Total                          $      681,498   $       27,362   $ 708,860
                                              ==============   ==============   =========

* The Del Coronado Property purchase price was allocated in the following manner:

                                            Allocation of
                                            Purchase Price
                                            --------------

Land                                        $       70,800
Building                                           231,176
Equipment                                           33,024
Intangible assets (indefinite lives)                83,000

                                            --------------
               Total                        $      418,000
                                            ==============

(c)      Total cash paid is also shown net of approximately $23.5 million, which represents a distribution to the Company from an existing joint venture that is expected to obtain permanent financing on its Property.

(d)      Represents the Company's commitment to invest up to an additional $6.0 million in convertible preferred partnership units of Hersha
         Hospitality Limited Partnership.

(e)      Represents aggregate permanent financing of $430.9 million obtained or to be obtained on the four Properties acquired, as discussed in Note
         (c).

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

(f)      Represents gross proceeds of approximately $358.2 million from the sale of approximately 35.8 million shares and the payment of approximately
         $16.1 million for related acquisition fees (4.5% of gross proceeds)
         which are reflected as other assets, selling commissions of approximately $26.9 million (7.5% of gross proceeds) and marketing support fees of approximately $1.8 million (0.5% of proceeds) which have been netted against stockholders' equity.

(g)      Represents approximately $66.6 million paid by the partners for their interests in the consolidated joint ventures.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Operations:

(1)  The Unaudited Pro Forma Consolidated Statement of Operations assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the
     Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, the
     Company's historical Statement of Operations for the nine months ended
     September 30, 2003 and the year ended December 31, 2002 were combined with
     RFS's historical Statement of Operations for the period from January 1,
     2003 to July 10, 2003 (on July 10, 2003 the RFS Transaction occurred) and with RFS's historical Statement of Operations for the year ended December
     31, 2002, respectively.

(2)  Reflects additional interest and loan cost amortization expense as a result of the Company's acquisition of $165.0 million in new permanent financing, including estimated debt acquisition costs. This is offset by a reduction resulting from the repayment of a loan facility of approximately $7.0 million (approximately $8.5 million average outstanding during the period from January 1, 2003 to July 10, 2003) and the repayment of secured notes of approximately $41.8 million. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

                                                                                                 Estimated
                                                                                    Estimated      Annual
                                                                       Balance         Rate      Interest
                                                                      ----------    ----------   ---------

Additional interest and loan cost amortization
     as a result of RFS Transaction:
     Acquisition of permanent financing                               $  165,000       3.82%     $   6,303
     Annual loan cost amortization
        (including debt acquisition fees) ($26,212 for 6 years)                                      4,369
                                                                                                 ---------
     Total additional expenses                                                                      10,672
                                                                                                 ---------
Reduction in interest and loan cost amortization
     as a result of repayment:
     Loan facility                                                         6,950       3.32%           231
     Repayment of secured notes                                           41,770       9.75%         4,073
     Annual loan cost amortization ($7,225 for 6 years)                                              1,204
                                                                                                 ---------
     Total expense reduction                                                                         5,508
                                                                                                 ---------
Net increase in interest and loan cost amortization
     under new debt structure                                                                    $   5,164
                                                                                                 =========

     In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by approximately $0.2 million.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     The following is a summary of the interest expense adjustment calculation for the nine months ended September 30, 2003 (in thousands):

                                                                                                 Estimated
                                                                                    Estimated    Quarterly
                                                                        Balance        Rate       Interest
                                                                      ----------    ---------    ---------

Additional interest and loan cost amortization
     As a result of RFS Transaction:
     Acquisition of permanent financing*                              $  165,000       3.82%     $   3,298
     Quarterly loan cost amortization
        (including debt acquisition fees) ($26,212 for 6 years)                                      3,277
                                                                                                 ---------
     Total additional expenses                                                                       6,575
                                                                                                 ---------

Reduction in interest and loan cost amortization
     As a result of repayment:
     Loan facility                                                         8,500      3.32%            148
     Repayment of secured notes                                           41,770      9.75%          2,131
     Quarterly loan cost amortization ($7,225 for 6 years)                                             903
                                                                                                 ---------
     Total expense reduction                                                                         3,182
                                                                                                 ---------

Net increase in interest and loan cost amortization
     under new debt structure                                                                    $   3,393
                                                                                                 =========

* A portion of the new financing was outstanding from July 10, 2003 to September
30, 2003 in the form of a bridge loan. Accordingly, interest expense from the bridge loan is included in the historical results of operation of the Company. A portion of the new permanent financing was used to repay the bridge loan and, therefore, the pro forma adjustment to interest expense only includes the incremental increase in interest.

     In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by less than $0.1 million.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(3)  Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel Property assets and their estimated fair values and the effect of the adjustment to reflect the
     Company's basis for calculating depreciation. The increase in the historical cost basis of hotel Properties acquired by the Company through the RFS Transaction was approximately $118.5 million for the year ended
     December 31, 2002 and at the time of closing. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

                                                                                   Period from
                                                                                    January 1,
                                                              Year Ended             2003 to
                                                             December 31,            July 9,
                                                                 2002                 2003
                                                             ------------          -----------

Assigned value of Hotel Properties after application of
     purchase accounting                                     $    711,809          $   711,809
                                                             ============          ===========

Estimated allocation between land, buildings and
     equipment:
Land                                                         $     71,181    10%   $    71,181     10%
Buildings                                                         533,857    75%       533,857     75%
Equipment                                                         106,771    15%       106,771     15%
                                                             ------------          -----------
        Total                                                $    711,809   100%   $   711,809    100%
                                                             ============          ===========

Annual estimated depreciation expense
Buildings (40 years)                                         $     13,346          $     6,984
Equipment (7 years)                                                15,253                7,982
                                                             ------------          -----------
        Total estimated depreciation expense                       28,599               14,966

Less historical RFS depreciation expense                          (29,812)             (16,833)

                                                             ------------          -----------
Estimated adjustment to depreciation expense                 $     (1,213)         $    (1,867)
                                                             ============          ===========

(4)  Represents increase in asset management fees relating to the Properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company's Real Estate
     Asset Value, as defined in the Company's prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5)  Represents severance and termination costs of approximately $17.2 million
     (including approximately $11.6 million in severance costs, approximately
     $4.5 million in advisory fees and approximately $1.1 million in other miscellaneous fees) paid by the Company in connection with the RFS
     Transaction. These amounts have been excluded as they are directly related to the RFS transaction but are not relevant to ongoing operations.

(6)  For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for other Properties acquired and leased to taxable REIT subsidiaries of the Company as of December 18, 2003 (the "Pro Forma Leased
     Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating
     Properties") which results in hotel operating revenues of approximately
     $312.4 million offset by hotel operating expenses of approximately $236.4 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     For the nine months ended September 30, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for
     Properties acquired by the Company as of December 18, 2003, which results in hotel operating revenues of approximately $208.3 million offset by hotel operating expenses of approximately $149.0 million.

     The following presents the actual date the other Pro Forma Leased
     Properties were acquired or placed in service by the Company as compared to the date the other Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of
     Operations (in thousands).

                                                                                  Date the Property
                                                                                       Became
                                                                                Operational For Pro
                                                          Date Acquired             Forma Leased              Purchase
                                                          by the Company              Purposes                 Price
                                                        ------------------      -------------------           --------

Marriott Bridgewater, NJ                                September 14, 2002          April 2, 2002             $61,500
Hampton Inn Houston, TX                                 September 4, 2002          January 1, 2002             14,300
Courtyard Newark, CA                                     October 25, 2002          August 1, 2002              25,500
Residence Inn Newark, CA                                November 15, 2002         November 1, 2002             27,300
SpringHill Suites in Plymouth Meeting, PA                January 18, 2002          January 1, 2002             27,000
SpringHill Suites in Manhattan Beach, CA                 January 18, 2002          January 1, 2002             20,000
TownePlace Suites in Manhattan Beach, CA                 January 18, 2002          January 1, 2002             15,000
Courtyard in Basking Ridge, NJ                            March 1, 2002            January 1, 2002             35,750
Hyatt Regency Coral Gables Miami, FL                    February 20, 2003          January 1, 2002             36,000
JW Marriott New Orleans, LA                               April 21, 2003           January 1, 2002             92,500
Seattle Waterfront Marriott Seattle, WA*                   May 23, 2003            April 21, 2003              88,900
Marriott Plano, TX                                       August 15, 2003           January 1, 2002             55,550
Marriott BWI Baltimore, MD                               August 29, 2003           January 1, 2003             69,000
Courtyard Arlington, VA                                  August 29, 2003           January 1, 2003             35,000
Wyndham in Montreal, Canada                             December 15, 2003          January 1, 2002             51,498
Torrey Pines Hilton in La Jolla, CA                     December 17, 2003          January 1, 2002            110,000
Capital Hilton in Washington, D.C.                      December 17, 2003          January 1, 2002            102,000
Del Coronado Hotel, Del Coronado, CA                    December 18, 2003          January 1, 2002            335,000

*    The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     The following represents the date the other Pro Forma Operating Properties were treated as becoming operational as a TRS Property for purposes of the other Pro Forma Consolidated Statement of Operations.

                                                      Date the Property
                                                      Became Operational
                                                        For Pro Forma
                                                          Purposes
                                                      -----------------

Courtyard in Alpharetta, GA                            January 1, 2002
Residence Inn in Cottonwood, UT                        January 1, 2002
TownePlace Suites in Tewksbury, MA                     January 1, 2002
TownePlace Suites in Mt. Laurel, NJ                    January 1, 2002
TownePlace Suites in Scarborough, ME                   January 1, 2002
Courtyard in Orland Park, KS                           January 1, 2002
SpringHill Suites in Durham, NC                        January 1, 2002
SpringHill Suites in Centreville, VA                   January 1, 2002
SpringHill Suites in Charlotte, NC                     January 1, 2002
Residence Inn in Gwinnett, GA                          January 1, 2002
Residence Inn in Buckhead, GA                          January 1, 2002

(7)  Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma
     Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $31.9 million and $20.0 million for the year ended December 31, 2002, and the nine months ended
     September 30, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

     The following presents the amount of land, building and FF&E for each of the other pro forma Properties (in thousands):

                                                               Land              Building              FF&E
                                                            ----------          ----------           ---------

TownePlace Suites Manhattan Beach, CA                       $    1,748          $   11,886           $     616
SpringHill Suites Plymouth Meeting, PA                           1,846              23,917               1,237
SpringHill Suites Manhattan Beach, CA                            2,680              16,322                 998
Courtyard Newark, CA                                             1,760              20,216               3,524
Residence Inn Newark, CA                                         1,697              21,802               3,801
Courtyard Basking Ridge, NJ                                      3,628              31,987               1,885
Marriott Bridgewater, NJ                                         1,046              55,247               5,207
Hyatt Regency Coral Gables Miami, FL                             5,195              29,624               3,580
JW Marriott New Orleans, LA*                                     9,802              78,410               9,801
Seattle Waterfront Marriott Seattle, WA                         12,037              74,033               7,242
Marriott Plano, TX*                                              5,886              47,089               5,886
Marriott BWI Baltimore, MD*                                      7,060              56,484               7,061
Courtyard Arlington, VA*                                         3,581              28,651               3,582
Wyndham in Montreal, Canada*                                     5,188              41,502               5,188
Torrey Pines Hilton in La Jolla, CA*                            11,131              89,045              11,131
Capital Hilton in Washington, D.C.*                             10,331              82,644              10,331
Del Coronado Hotel, Del Coronado, CA*                           70,800             231,176              33,024

* Amounts are estimated values.

(8)  Represents estimated interest incurred on new debt or debt currently being placed (other than for the RFS Transaction) for existing and acquired
     Properties for the period from when the Properties or loans were acquired at the beginning of the Pro Forma by the Company through the end of the Pro
     Forma Period at a weighted average interest rate of approximately 6.5 percent.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(9)  Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and nine months ended December 31, 2002 and September 30, 2003. As a result of receipt of gross proceeds from the sale of shares, through December 18,
     2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma Properties and other investments described in Notes above.

(10) Represents adjustments to equity in earnings/loss of the Hilton 2
     Partnership, an unconsolidated subsidiary formed in December 2002 in which the Company owns a 75% interest, for the Pro Forma Period. The following information represents historical information for the year ended December
     31, 2002 and for the period from January 1, 2003 through the date of acquisition (in thousands):

                                      December 31,            September 30,
                                         2002                     2003
                                      ------------            -------------

Revenues:
Hotel revenues                         $ 138,105                $ 7,714

Expenses:
Hotel expense                            101,619                  5,292
Depreciation                              13,495                    911
Interest                                  13,419                  1,875
                                       ---------                -------
Net income (loss)                          9,572                   (364)

Ownership percentage                       75.00%                 75.00%
                                       ---------                -------
Equity in earnings (loss)              $   7,179                $  (273)
                                       =========                =======

(11) Represents an adjustment to equity in loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the Hampton Inn in Houston for the period from January 1,
     2002 through the date of acquisition in September 2002 (in thousands):

Revenues:
Hotel revenues                         $   3,419

Expenses:
Hotel expense                              2,798
Depreciation                                 332
Interest                                     484
                                       ---------

Net loss                                    (195)

Ownership percentage                       85.00%
                                       ---------
Equity in loss                         $    (166)
                                       =========

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(12) Represents an adjustment to equity in loss of the San Francisco Joint
     Venture, an unconsolidated subsidiary formed in September 2002 in which the
     Company owned a 50% interest, for the Pro Forma Period. The following information represents historical information for the period from January
     1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues                         $   5,938

Expenses:
Hotel expense                              3,995
Depreciation                               1,289
Interest                                   1,797
                                       ---------

Net loss                                  (1,143)

Ownership percentage                       50.00%
                                       ---------
Equity in loss                         $    (572)
                                       =========

(13) Represents adjustments to equity in earnings/loss of the Hyatt Dearborn
     Joint Venture, an unconsolidated subsidiary formed in August 2003 in which the Company owns an 85% interest during the Pro Forma Period. The following information represents historical information for the Hyatt Dearborn Joint
     Venture for the year ended December 31, 2002 and for the period from
     January 1, 2003 through the date of acquisition (in thousands):

                                      December 31,            September 30,
                                         2002                     2003
                                      ------------            -------------

Revenues:
Hotel revenues                         $  35,426                $ 21,762

Expenses:
Hotel expense                             27,933                  17,743
Depreciation                               2,361                   1,567
Interest                                   1,934                   1,266
                                       ---------                --------

Net income (loss)                          3,198                   1,186

Ownership percentage                          85%                     85%
                                       ---------                --------
Equity in earnings (loss)              $   2,718                $  1,008
                                       =========                ========

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(14) For the year ended December 31, 2003, the amount represents the Company's
     10.5 percent preferred return on its expected investment of $25.0 million in convertible preferred partnership units of Hersha Hospitality Limited
     Partnership.

     For the nine months ended September 30, 2003, the amount represents the
     Company's 10.5 percent preferred return on its $19.0 million investment and assumed $6.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(15) Represents an adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

(16) Represents an adjustment to conform the RFS presentation to the accounting policies of the Company, as the Company did not early adopt Statement of
     Financial Accounting Standards, No. 145 ("SFAS 145"), "Rescission of FASB
     Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical
     Corrections," as of January 1, 2002. SFAS 145 rescinds the provisions of
     SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Operations since extraordinary items are generally not included for pro forma purposes.

(17) Represents the minority interest share of net earnings of the three
     Properties owned through two joint ventures, which were acquired during the
     Pro Forma Period.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
INDEX
SEPTEMBER 30, 2003

FINANCIAL STATEMENTS

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED BALANCE SHEETS
SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

                                                                   2003           2002

ASSETS
Current assets
   Cash and cash equivalents                                   $    595,865   $    316,944
   Guest and trade receivable, net of allowance for
    doubtful accounts of $76,640 and $181,812                     2,428,862      3,263,945
   Inventory                                                        263,995        241,553
   Prepaid expenses and other current assets                        606,326        299,551
                                                               ------------   ------------
           Total current assets                                   3,895,048      4,121,993
Property and equipment, net                                      54,866,741     55,619,207
Goodwill                                                          3,060,648      3,060,648
                                                               ------------   ------------
           Total assets                                        $ 61,822,437   $ 62,801,848
                                                               ============   ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Book overdraft                                              $    932,131   $    933,786
   Accounts payable                                               1,007,734        339,219
   Accrued compensation and benefits                                956,042        747,066
   Accrued taxes                                                    538,777        393,281
   Other accrued liabilities                                      1,160,963      2,470,464
   Advance deposits                                                 518,044        421,036
                                                               ------------   ------------
           Total current liabilities                              5,113,691      5,304,852
Note payable to owner                                            54,557,252     54,557,252
                                                               ------------   ------------
           Total liabilities                                     59,670,943     59,862,104
Commitments and contingencies
Owner's equity                                                    2,151,494      2,939,744
                                                               ------------   ------------
           Total liabilities and owner's equity                $ 61,822,437   $ 62,801,848
                                                               ============   ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED STATEMENTS OF INCOME AND CHANGES IN OWNERS' EQUITY
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                   NINE-MONTH PERIODS
                                                                   ENDED SEPTEMBER 30,
                                                                   2003           2002

REVENUES
Rooms                                                          $ 18,804,285    $ 18,912,280
Food and beverage                                                 9,420,563       9,088,994
Telephone                                                           535,319         563,154
Health club and spa                                                 811,688         826,957
Other income                                                        861,316         893,508
                                                               ------------    ------------
           Total revenues                                        30,433,171      30,284,893
                                                               ------------    ------------
DEPARTMENTAL EXPENSES
Rooms                                                             5,130,189       4,895,857
Food and beverage                                                 6,965,689       6,716,439
Telephone                                                           337,118         286,212
Health club and spa                                                 659,058         675,521
                                                               ------------    ------------
           Total departmental expenses                           13,092,054      12,574,029
                                                               ------------    ------------
UNDISTRIBUTED EXPENSES
Administrative and general                                        2,611,752       2,742,278
Management fee                                                    1,305,463       1,234,347
Marketing                                                         1,740,452       1,641,028
Property operation, maintenance and energy costs                  2,657,940       2,666,335
Depreciation                                                      2,447,808       1,993,254
Interest expense                                                  3,682,615       3,682,615
Real estate, property tax and insurance                             884,499       1,143,331
                                                               ------------    ------------
           Total undistributed expenses                          15,330,529      15,103,188
                                                               ------------    ------------
Income before allocation of income taxes                          2,010,588       2,607,676
Allocation of income taxes                                          834,092       1,081,794
                                                               ------------    ------------
Net income                                                        1,176,496       1,525,882
OWNER'S EQUITY
Beginning of year                                                 2,939,744       3,880,215
(Distributions) and contributions, net                           (1,964,746)        201,179
                                                               ------------    ------------
End of year                                                    $  2,151,494    $  5,607,276
                                                               ============    ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED STATEMENTS OF CASH FLOWS
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                     NINE-MONTH PERIODS
                                                                     ENDED SEPTEMBER 30,
                                                                     2003           2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $  1,176,496   $  1,525,882
Depreciation                                                        2,447,808      1,993,254
Change in current assets and liabilities
   Guest and trade accounts receivable, net                           835,083       (956,369)
   Inventory                                                          (22,442)        27,681
   Prepaid expenses and other current assets                         (306,775)       113,071
   Accounts payable                                                   668,515          3,357
   Accrued compensation and benefits                                  208,976        403,022
   Accrued taxes                                                      145,496         13,964
   Other accrued liabilities                                       (1,309,501)    (1,280,350)
   Advance deposits                                                    97,008         87,507
                                                                 ------------   ------------
           Net cash provided by operating
            activities                                              3,940,664      1,931,019
                                                                 ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                               (1,695,342)    (1,136,040)
                                                                 ------------   ------------
           Net cash used in investing activities                   (1,695,342)    (1,136,040)
                                                                 ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
(Distributions) and contributions, net                             (1,964,746)       201,179
Book overdraft                                                         (1,655)       138,061
                                                                 ------------   ------------
           Net cash (used in) provided by financing activities     (1,966,401)       339,240
                                                                 ------------   ------------
Increase in cash and cash equivalents                                 278,921      1,134,219
CASH AND CASH EQUIVALENTS
Beginning of period                                                   316,944        804,038
                                                                 ------------   ------------
End of period                                                    $    595,865   $  1,938,257
                                                                 ============   ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003

1.       GENERAL

         The statements presented herein have been prepared in accordance with the accounting principles described in the Capital Hilton 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

         The statements for the nine months ended September 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments
         (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
INDEX
DECEMBER 31, 2002

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................................      24

FINANCIAL STATEMENTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the board of directors and shareholders of
CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of the Capital Hilton (a wholly owned property of Hilton Hotels Corporation) (the "Hotel") at December 31, 2002, and
the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of
America. These financial statements are the responsibility of the Hotel's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of
America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
January 10, 2004

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets
   Cash and cash equivalents                               $   316,944
   Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $181,812                         3,263,945
   Inventory                                                   241,553
   Prepaid expenses and other current assets                   299,551
                                                           -----------
           Total current assets                              4,121,993
Property and equipment, net                                 55,619,207
Goodwill                                                     3,060,648
                                                           -----------
           Total assets                                    $62,801,848
                                                           -----------
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Book overdraft                                          $   933,786
   Accounts payable                                            339,219
   Accrued compensation and benefits                           747,066
   Accrued taxes                                               393,281
   Other accrued liabilities                                 2,470,464
   Advance deposits                                            421,036
                                                           -----------
           Total current liabilities                         5,304,852
Note payable to owner                                       54,557,252
                                                           -----------
           Total liabilities                                59,862,104
Commitments and contingencies
Owner's equity                                               2,939,744
                                                           -----------
           Total liabilities and owner's equity            $62,801,848
                                                           ===========

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
STATEMENT OF INCOME AND CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2002

REVENUES
Rooms                                                      $ 24,423,617
Food and beverage                                            12,008,425
Telephone                                                       751,667
Health club and spa                                           1,105,905
Other income                                                  1,214,913
                                                           ------------
           Total revenues                                    39,504,527
                                                           ------------
DEPARTMENTAL EXPENSES
Rooms                                                         6,493,840
Food and beverage                                             8,946,186
Telephone                                                       390,476
Health club and spa                                             892,214
                                                           ------------
           Total departmental expenses                       16,722,716
                                                           ------------
UNDISTRIBUTED EXPENSES
Administrative and general                                    3,681,629
Management fee                                                1,580,181
Marketing                                                     2,189,021
Property operation, maintenance and
 energy costs                                                 3,381,166
Depreciation                                                  2,726,774
Interest expense                                              4,910,153
Real estate, property tax and insurance                       1,565,598
                                                           ------------
           Total undistributed expenses                      20,034,522
                                                           ------------
Income before allocation of income taxes                      2,747,289
Allocation of income taxes                                    1,139,713
                                                           ------------
Net income                                                    1,607,576
OWNER'S EQUITY
Beginning of year                                             3,880,215
Distributions, net                                           (2,548,047)
                                                           ------------
End of year                                                $  2,939,744
                                                           ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  1,607,576
Depreciation                                                  2,726,774
Change in current assets and liabilities
   Guest and trade accounts receivable, net                    (108,929)
   Inventory                                                     14,257
   Prepaid expenses and other current assets                    254,018
   Accounts payable                                            (492,161)
   Accrued compensation and benefits                             79,123
   Accrued taxes                                                 89,853
   Other accrued liabilities                                    (86,329)
   Advance deposits                                             224,508
                                                           ------------
           Net cash provided by operating activities          4,308,690
                                                           ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                         (2,941,821)
                                                           ------------
           Net cash used in investing activities             (2,941,821)
                                                           ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Book overdraft                                                  694,084
Distributions                                                (2,548,047)
                                                           ------------
           Net cash used in financing activities             (1,853,963)
                                                           ------------
Decrease in cash and cash equivalents                          (487,094)
CASH AND CASH EQUIVALENTS
Beginning of period                                             804,038
                                                           ------------
End of period                                              $    316,944
                                                           ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1.       BUSINESS AND BASIS OF PRESENTATION

         The real and personal property commonly known as the Capital Hilton
         (the "Hotel"), a 544-room hotel located in Washington, DC, is owned by
         Hilton Hotels Corporation ("Hilton"). The financial statements presented herein reflect the assets, liabilities and operations of the
         Hotel.

         Effective December 17, 2003, CNL Hospitality Properties, Inc. acquired a 75 percent interest in the Hotel from Hilton. The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties. The financial statements reflect the historical accounts of the Hotel.

         The Hotel's operations have been financed through its operating cash flows, and a note payable to Hilton. Interest expense has been charged to the Hotel based on the terms of the note agreement. Post acquisition, the Hotel is expected to have a capital structure different from that presented in these financial statements.

         The Hotel is part of a group that files consolidated tax returns.
         Federal and state income tax expense has been allocated to the Hotel's accounts based on the statutory rates in effect at that time.

2.       SIGNIFICANT ACCOUNTING POLICIES

                  CASH AND CASH EQUIVALENTS

         The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                  INVENTORY

         Inventory consists of food and beverage stock items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out)
         or market. Purchases of linens, china, glass, silver, uniforms, utensils and guest room items are expensed as incurred.

                  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 8 years for furniture and equipment, and 3 years for computer equipment.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

                  GOODWILL

         Goodwill represents the excess of the purchase price over the fair value of net assets from the 1996 acquisition of the remaining 50 percent interest in the Hotel. Hilton accounts for goodwill in accordance with FAS 142 which requires that goodwill is not amortized but reviewed annually for impairment. Prior to January 1, 2002, goodwill was amortized using the straight-line method over 40 years.

                  IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

                  INCOME TAXES

         The Hotel is included in the consolidated federal income tax return of
         Hilton, as well as the applicable state and local income tax returns.
         Income taxes have been computed using the statutory rates estimated to be paid by Hilton for the Hotel's share of taxable income. In addition, the income tax effects of any temporary differences between financial and income tax reporting have been assumed by Hilton.

                  REVENUE RECOGNITION

         The Hotels' revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

                  ADVERTISING

         Advertising costs, in addition to the marketing fee paid to Hilton, are expensed as incurred. Advertising expense for the year ended December
         31, 2002 was approximately $272,000.

                  USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is generally limited due to the wide variety of customers and industries to which the Hotel's services are sold, as well as the dispersion of customers across many geographic areas.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

Land                                  $ 15,212,556
Building and leasehold improvements     46,017,167
Furniture and equipment                 16,951,488
Construction in progress                 1,070,171
Computer equipment                         150,000
                                      ------------
                                        79,401,382
Less:  accumulated depreciation        (23,782,175)
                                      ------------
                                      $ 55,619,207
                                      ============

4.       COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.       RELATED PARTY TRANSACTIONS

         Note payable to owner consists of an interest-only note payable to
         Hilton with a principal maturity date of March 31, 2016. Interest payments are due quarterly at an annual rate of 9 percent. Interest expense for the year totaled $4,910,153.

         The Hotel is charged a management fee, by Hilton, computed at 4% of total gross revenues, as defined by the management agreement.
         Management fees incurred for the year ended December 31, 2002 totaled
         $1,580,180.

         The Hotel procures the majority of its supplies and hotel equipment, including computer hardware and software, from Hilton Supply
         Management, a wholly-owned subsidiary of Hilton Hotels Corporation. The amount of purchases for the year ended December 31, 2002 totaled
         $1,341,180.

         In connection with its operations and Hilton's customary practices, the
         Hotel incurred charges for services, programs and allocated costs from
         Hilton for the year ended December 31, 2002 as follows:

Hilton Honors Program                                                                  $ 430,883
Hilton Reservations Worldwide                                                            295,785
HHC Group sales                                                                          227,403
HHC Group marketing                                                                      201,264

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         At December 31, 2002, amounts included in other accrued liabilities related to the above transactions were $41,587.

6.       EMPLOYEE BENEFIT PLAN

         The Hotel participates in a 401(k) plan (the "Plan") which is a defined contribution plan. The Plan covers employees who are not covered by a collective bargaining agreement (unless such plan provides for participation) after attainment of age 21 and after completing one year of service, as defined in the plan document. Participants may contribute from 1 percent to 50 percent of their compensation on a pre-tax basis each year. Hilton contributes an amount equal to 100 percent of the first 3 percent of a participant's compensation deferrals and 50 percent of the next 2 percent of a participant's compensation deferrals. Matching contributions made by the Hotel were approximately $90,000 for the year ended December 31, 2002.

7.       SUBSEQUENT EVENT

         On December 17, 2003, CNL Hospitality Properties, Inc. acquired a 75 percent interest in the Hotel from Hilton Hotels Corporation.

                                                      HOTEL DEL CORONADO ENTITIES
                                                                 INDEX
                                                          SEPTEMBER 30, 2003

                                                                                                              Page(s)

UNAUDITED COMBINED FINANCIAL STATEMENTS

                                                 HOTEL DEL CORONADO ENTITIES
                                              Unaudited Combined Balance Sheets
                                          September 30, 2003 and December 31, 2002
                    Assets                              September 30, 2003                 December 31, 2002
                                                -------------------------------    -------------------------------
Current assets
    Cash and cash equivalents                      $       11,583,490                 $        6,806,127
    Accounts receivable, net                                5,548,412                          6,385,876
    Prepaid expenses and other assets                       2,865,381                          2,878,722
                                                        ----------------                    -------------

    Total current assets                                   19,997,283                         16,070,725

     Hotel property, net of accumulated
          depreciation and amortization
          of $81,302,187 and $72,190,153                  319,870,865                        325,980,649
                                                       ----------------                      --------------

    Total assets                                   $      339,868,148                 $      342,051,374
                                                       ================                      ==============
              Liabilities and Owner's Equity
Current liabilities
    Accounts payable and accrued expenses          $        8,082,897                 $        9,616,714
    Unearned revenue and deposits                           3,558,638                          4,693,848
    Current portion of note payable                         3,616,794                          3,616,794
                                                       ----------------                     -----------------

    Total current liabilities                              15,258,329                         17,927,356

    Note payable                                          145,119,994                        147,809,128
                                                       ----------------                     --------------

    Total liabilities                                     160,378,323                        165,736,484

    Owner's equity                                        179,489,825                        176,314,890
                                                      ----------------                      --------------

    Total liabilities and owner's equity           $      339,868,148                 $      342,051,374
                                                   ====================                 =================
See accompanying notes to unaudited combined financial statements.

                                                    HOTEL DEL CORONADO ENTITIES
                             Unaudited Combined Statements of Operations and Changes in Owner's Equity
                                        Nine-Month Periods Ended September 30, 2003 and 2002

                                                                        2003                                    2002
                                                        -------------------------------------   -------------------------------------
Revenue:
   Rooms                                             $      43,772,462                           $         41,987,890
   Food and beverage                                        31,393,181                                     28,747,530
   Telephone                                                   778,384                                      1,108,820
   Retail                                                    5,272,257                                      4,311,008
   Rental at other                                           8,763,533                                      8,368,167
                                                        ------------------                             --------------------
   Total revenue                                            89,979,817                                     84,523,415
                                                        ---------------                                --------------------
Departmental expenses:
   Rooms                                                     9,809,558                                      9,692,210
   Food and beverage                                        22,860,000                                     21,374,292
   Telephone                                                   557,218                                        491,165
   Retail                                                    3,728,750                                      3,099,366
   Other                                                     3,925,322                                      3,780,098
                                                        ---------------                                 -----------------
   Total departmental expenses                              40,880,848                                     38,437,131
                                                        ---------------                                 -----------------
   Departmental profit                                      49,098,969                                    46,086,284
                                                        ---------------                                 -----------------
Interest income                                                 50,816                                        84,402
                                                        ---------------                                 -----------------
Other expenses
   Management fees                                           1,327,430                                     1,268,559
   Administrative and general                                5,389,475                                     5,231,719
   Sales and marketing                                       4,072,430                                     3,927,884
   Property operation and maintenance                        3,715,463                                     3,652,554
   Energy                                                    1,451,784                                     1,516,719
   Depreciation and amortization expense                     9,112,035                                     9,472,456
   Interest expense                                          7,759,570                                     7,939,395
   Trustee fees                                                 28,424                                        26,453
   Property taxes                                            2,442,580                                     2,564,066
   Insurance                                                   913,106                                       858,405
   Base asset management fee                                   757,629                                       273,079
   Other                                                        39,311                                        52,974
                                                        ---------------                                 -----------------
   Total other expenses                                     37,009,237                                    36,784,263
                                                        ---------------                                 -----------------

                    Net income                       $      12,140,548                                   $ 9,386,423
                                                        ==================                           ====================

Changes in Owner's Equity
Balance, beginning of the period                           176,314,890                                   185,159,146
Net income                                                  12,140,548                                     9,386,423
Distributions, net                                          (8,965,613)                                  (11,372,782)
                                                        ------------------                           --------------------
Balance, end of period                               $     179,489,825                                  $183,172,787
                                                        ==================                           ====================
See accompanying notes to unaudited combined financial statements.

                                              HOTEL DEL CORONADO ENTITIES
                                      Unaudited Combined Statements of Cash Flows
                                  Nine-Month Periods Ended September 30, 2003 and 2002

                                                                                 Nine-Month Periods Ended
                                                                             2003                        2002
                                                                  --------------------------- ---------------------------
Cash flows from operating activities:
    Net income                                                      $     12,140,548             $   9,386,423
    Adjustments to reconcile net income to net cash
        provided by operating activities:
    Depreciation and amortization                                          9,112,035                 9,472,456
    Decrease (increase) in accounts receivable, net                          837,464                (3,863,435)
    Decrease in prepaid expenses and other
           assets                                                             13,341                    74,444
    (Decrease) increase in accounts payable and accrued
    expenses                                                              (1,533,817)                4,358,785
    Decrease in unearned revenue and deposits                             (1,135,210)                 (556,684)
                                                                  ------------------ ---------------------------
    Net cash provided by operating activities                             19,434,361                18,871,989
                                                                  ------------------ ---------------------------
Cash flows used in investing activities:- payments for
     capital
    Payments for capital improvements                                     (3,002,251)               (1,132,164)
    Decrease in restricted cash                                                   --                   678,062
                                                                  ------------------ ---------------------------
    Net cash used in investing activities                                 (3,002,251)                 (454,102)
                                                                  ------------------ ---------------------------

Cash flows from financing activities:
    Distributions, net                                                    (8,965,613)              (11,372,782)
    Principal payments on note payable                                    (2,689,134)               (2,510,337)
                                                                  ------------------ ---------------------------
    Net cash used in financing activities                                (11,654,747)              (13,883,119)
                                                                  ------------------ ---------------------------
    Net increase in cash and cash equivalents                              4,777,363                 4,534,768
Cash and cash equivalents at the beginning of the period                   6,806,127                 8,313,237
                                                                  ------------------ ---------------------------
Cash and cash equivalents at the end of the period                  $     11,583,490             $  12,848,005
                                                                  ================== ===========================
Supplemental disclosure of cash flow information:
    Cash paid for interest                                          $      7,759,570             $   7,939,395
                                                                  ================== ===========================
See accompanying notes to combined financial statements.

                                                      HOTEL DEL CORONADO ENTITIES
                                           Notes to Unaudited Combined Financial Statements
                                                          September 30, 2003
1.    General

      The statements presented herein have been prepared in accordance with the accounting principles described in the Hotel del Coronado Entities 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

      The statements for the nine months ended September 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                           HOTEL DEL CORONADO ENTITIES
                                      INDEX
                                DECEMBER 31, 2002

                                                                                                             PAGE(s)

INDEPENDENT AUDITOR'S REPORT...............................................................................   38

COMBINED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of Lowe Enterprises, Inc.

We have audited the accompanying combined balance sheets of the Hotel del
Coronado Entities (as defined in note 1 to the combined financial statements)
(the Companies) as of December 31, 2002 and 2001 and the related combined statements of operations, changes in owner's equity, and cash flows for each of the years in the two-year period ended December 31, 2002. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotel del
Coronado Entities as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
KPMG LLP

Los Angeles, California
October 28, 2003

                           HOTEL DEL CORONADO ENTITIES
                             Combined Balance Sheets
                           December 31, 2002 and 2001

                                                                                       2002                2001
                                                                                   -------------        -----------

                                     ASSETS
Current assets:
   Cash and cash equivalents                                                       $   6,806,127          8,313,237
   Restricted cash (note 3)                                                                   --            678,062
   Accounts receivable, less allowance for doubtful accounts of
      $192,826 and $140,408 in 2002 and 2001, respectively                             6,385,876          4,475,422
   Inventory                                                                           1,463,564          1,255,536
   Prepaid expenses and other assets                                                   1,415,158          1,126,250
                                                                                   -------------        -----------
        Total current assets                                                          16,070,725         15,848,507
   Hotel property, net of accumulated depreciation and amortization
      of $72,190,153 and $60,240,924 (notes 2 and 3)                                 325,980,649        336,117,555
                                                                                   -------------        -----------
        Total assets                                                               $ 342,051,374        351,966,062
                                                                                   =============        ===========
                          LIABILITIES AND OWNER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                           $   9,616,714          7,924,036
   Unearned revenue and deposits                                                       4,693,848          4,080,641
   Current portion of note payable (note 3)                                            3,616,794          3,376,317
                                                                                   -------------        -----------
        Total current liabilities                                                     17,927,356         15,380,994
Note payable (note 3)                                                                147,809,128        151,425,922
                                                                                   -------------        -----------
        Total liabilities                                                            165,736,484        166,806,916
Owner's equity                                                                       176,314,890        185,159,146
                                                                                   -------------        -----------
        Total liabilities and owner's equity                                       $ 342,051,374        351,966,062
                                                                                   =============        ===========

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                        Combined Statements of Operations
                     Years ended December 31, 2002 and 2001

                                                                            2002              2001
                                                                       --------------     -----------

Revenue:
    Rooms                                                              $   52,198,995      47,851,533
    Food and beverage                                                      38,715,097      35,426,849
    Telephone                                                               1,341,206       1,480,698
    Retail                                                                  5,850,271       4,552,570
    Rental and other                                                       10,708,407      11,197,846
                                                                       --------------     -----------
                  Total revenue                                           108,813,976     100,509,496
                                                                       --------------     -----------
Departmental expenses:
    Rooms                                                                  12,333,362      11,279,169
    Food and beverage                                                      29,062,757      26,686,695
    Telephone                                                                 669,723         673,729
    Retail                                                                  4,270,092       3,386,503
    Other                                                                   4,746,045       4,945,399
                                                                       --------------     -----------
                  Total departmental expenses                              51,081,979      46,971,495
                                                                       --------------     -----------
                  Departmental profit                                      57,731,997      53,538,001
                                                                       --------------     -----------
Interest income                                                               111,151         303,069
                                                                       --------------     -----------
Other expenses:
    Hotel management fees (note 6)                                          1,110,085       1,257,885
    Administrative and general                                              7,279,284       6,791,378
    Sales and marketing (note 6)                                            5,254,451       5,154,291
    Property operation and maintenance                                      4,764,740       5,112,573
    Energy                                                                  1,963,680       2,280,414
    Depreciation and amortization expense                                  11,949,229      12,554,463
    Interest expense (note 3)                                              10,556,491      10,782,269
    Trustee fees (note 6)                                                      35,273          35,115
    Property taxes                                                          3,446,649       3,130,052
    Insurance                                                               1,199,223         747,007
    Base asset management fees (note 6)                                     1,007,220         362,359
    Other                                                                      31,642         221,707
                                                                       --------------     -----------
                  Total other expenses                                     48,597,967      48,429,513
                                                                       --------------     -----------
                  Net income                                           $    9,245,181       5,411,557
                                                                       ==============     ===========

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                Combined Statements of Changes in Owner's Equity
                     Years ended December 31, 2002 and 2001

Owner's equity, December 31, 2000                                      $  177,011,909
Capital contributions                                                       6,303,000
Distributions                                                              (3,567,320)
Net income                                                                  5,411,557
                                                                       --------------
Owner's equity, December 31, 2001                                         185,159,146
Capital contributions                                                       9,000,328
Distributions                                                             (27,089,765)
Net income                                                                  9,245,181
                                                                       --------------
Owner's equity, December 31, 2002                                      $  176,314,890
                                                                       ==============

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                        Combined Statements of Cash Flows
                     Years ended December 31, 2002 and 2001

                                                                       2002            2001
                                                                   ------------     ----------

Cash flows from operating activities:
   Net income                                                      $  9,245,181      5,411,557
   Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                              11,949,229     12,554,463
          (Increase) decrease in accounts receivable, net            (1,910,454)     2,385,823
          Increase in inventory                                        (208,028)      (229,215)
          Increase in prepaid expenses and other assets                (288,908)      (417,910)
          Increase (decrease) in accounts payable and accrued
                     expenses                                         1,692,678     (2,376,040)
          Increase in unearned revenue and deposits                     613,207        537,900
                                                                   ------------     ----------
            Net cash provided by operating activities                21,092,905     17,866,578
                                                                   ------------     ----------
Cash flows from investing activities:
     Payments for capital improvements                               (1,812,323)   (15,765,574)
     Decrease in restricted cash                                        678,062      1,958,963
                                                                   ------------     ----------
            Net cash used in investing activities                    (1,134,261)   (13,806,611)
                                                                   ------------     ----------
Cash flows from financing activities:
     Capital contributions                                            9,000,328      6,303,000
     Distributions                                                  (27,089,765)    (3,567,320)
     Principal paid on note payable                                  (3,376,317)    (3,151,829)
                                                                   ------------     ----------
            Net cash used in financing activities                   (21,465,754)      (416,149)
                                                                   ------------     ----------
            Net (decrease) increase in cash and cash equivalents     (1,507,110)     3,643,818
Cash and cash equivalents at the beginning of the year                8,313,237      4,669,419
                                                                   ------------     ----------
Cash and cash equivalents at the end of the year                   $  6,806,127      8,313,237
                                                                   ============     ==========
Supplemental disclosure of cash flow information:
     Cash paid for interest                                        $ 10,575,904     10,782,269

         See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      DESCRIPTION OF BUSINESS AND PRINCIPLES OF COMBINATION

                  The accompanying combined financial statements include the accounts of L-O Coronado Member, Inc. and its subsidiaries and
                  L-O Coronado Holding, Inc. and its subsidiary (collectively,
                  Hotel del Coronado Entities). As further discussed below, L-O
                  Coronado Member, Inc. and L-O Coronado Holding, Inc. are
                  ultimately wholly owned by the Public Employees Retirement
                  System of Ohio (OPERS). All significant intercompany
                  transactions have been eliminated.

                  L-O Coronado Member, Inc. is a wholly owned subsidiary of a trust for OPERS for which Wells Fargo Bank N.A. is the trustee
                  (Wells Fargo Trust). L-O Coronado Holding, Inc. is a wholly owned subsidiary of a trust for OPERS for which Ronald E.
                  Silva is the trustee (Coronado Trust). The Wells Fargo Trust and the Coronado Trust (collectively, the Trusts) were
                  established for the purpose of facilitating OPERS' investments in real estate that is managed by Lowe Enterprises, Inc.
                  (Lowe). Property management is provided by a subsidiary of
                  Destination Hotels and Resorts, Inc. (DH&R). DH&R is a
                  subsidiary of Lowe.

                  L-O Coronado Holding, Inc.'s sole asset is an investment in its subsidiary, L-O Coronado Holding II, Inc. L-O Coronado
                  Holding II, Inc. was formed to acquire and own the 692-room hotel known as the Hotel del Coronado (the Hotel) located in
                  Coronado, California, which was acquired on August 28, 1997.

                  L-O Coronado Member, Inc. was formed to own stock in its
                  subsidiaries, L-O Coronado Hotel, Inc. and L-O Coronado IP,
                  Inc. L-O Coronado Hotel, Inc. was formed to operate the Hotel, as well as own the furnishings and equipment of the Hotel. L-O
                  Coronado IP, Inc. was formed to own the intangible assets
                  related to the Hotel.

                  During 2003, the Trusts made the decision to sell the Hotel and entered into a sales agreement. The accompanying combined financial statements have been prepared to accommodate the proposed buyer as further discussed below.

         (b)      BASIS OF ACCOUNTING

                  The Hotel del Coronado Entities maintain their books and
                  records on a fair-value basis as that is the basis of
                  accounting utilized by the ultimate owner, OPERS, as required by Government Accounting Standards Board No. 25, Financial
                  Reporting for Defined Benefit Plans. The accompanying combined financial statements have been prepared for the purpose of a filing with the Securities and Exchange Commission by the
                  proposed buyer of the Hotel; accordingly, these combined
                  financial statements have been prepared on the historical-cost basis of accounting to comply with SEC requirements.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

         (c)      CASH EQUIVALENTS

                  Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

         (d)      INVENTORY

                  Inventory consists primarily of food, beverage, and
                  merchandise held for sale. Inventory is stated at cost, which approximates fair value.

         (e)      HOTEL PROPERTY

                  Hotel property is stated at cost, less accumulated
                  depreciation and amortization. Depreciation of building,
                  equipment, furniture, and fixtures is recorded on a
                  straight-line basis over the estimated useful lives of the assets, which range from 3 to 39 years. Amortization of
                  intellectual property is recorded on a straight-line basis over 15 years.

         (f)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The estimated fair value of the note payable is determined based on the currently available terms of similar debt. The estimated fair values are $159,474,000 and $155,583,000 as of
                  December 31, 2002 and 2001, respectively.

                  The carrying value of cash and cash equivalents, accounts
                  receivable, and accounts payable and accrued expenses
                  approximates fair value, due to the short-term nature of these financial instruments.

         (g)      MANAGEMENT ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and
                  assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and
                  liabilities at the date of the financial statements and the reported results of revenue and expense for the period. Actual results could differ from those estimates.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

         (h)      INCOME TAXES

                  For federal income tax purposes, L-O Coronado Holding, Inc.
                  and its subsidiary operate in a manner intended to enable them to qualify for tax-exempt status under Section 501(c) of the
                  Internal Revenue Code. L-O Coronado Member, Inc. and its
                  subsidiaries are taxable entities. Income taxes for L-O
                  Coronado Member, Inc. and its subsidiaries are recorded under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the amounts of existing assets and liabilities and their
                  respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be
                  established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)      HOTEL PROPERTY

         Hotel property consists of the following as of December 31, 2002 and
         2001:

                                                2002             2001
                                            -------------     -----------

Land                                        $ 158,900,000     158,900,000
Building                                      125,160,264     124,502,411
Furniture and fixtures                         34,110,538      32,956,068
Intellectual property                          80,000,000      80,000,000
                                            -------------     -----------
                                              398,170,802     396,358,479
Accumulated depreciation and amortization     (72,190,153)    (60,240,924)
                                            -------------     -----------
                                            $ 325,980,649     336,117,555
                                            =============     ===========

         Intellectual property relates primarily to the intangible value of the
         Hotel del Coronado Brand. Such value was estimated in connection with allocating the purchase price among the assets acquired and liabilities assumed when the Hotel was acquired.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(3)      NOTE PAYABLE

         The note payable is secured by the Hotel. Amounts outstanding under the note bear interest at 6.9% per annum through January 1, 2008. Monthly principal and interest payments of $1,162,686 are due through January
         1, 2008. Thereafter, monthly payments of $1,162,686 plus excess cash flow, as defined, are due through maturity on January 1, 2023. The interest rate for the period from January 1, 2008 through maturity is the greater of 11.9% or the Treasury rate, as defined, plus 5%. If the note payable is repaid prior to January 1, 2008, a prepayment penalty will be assessed.

         The note agreement has certain financial covenants, all of which were met as of December 31, 2002. The note agreement required that $3.2 million be deposited in an escrow account to be utilized to make certain repairs to the Hotel property. The remaining balance of this escrow account was released to the Hotel in 2002 and was $678,062 as of
         December 31, 2001. The note agreement also requires that an aggregate of 5% of operating income, as defined, be deposited in reserve accounts for capital improvements and purchases of furnishings and equipment.

         Principal payments due on the note payable as of December 31, 2002 are as follows:

2003                                                     $    3,616,794
2004                                                          3,874,398
2005                                                          4,150,350
2006                                                          4,445,956
2007                                                          4,762,618
Thereafter                                                  130,575,806
                                                         --------------
                                                         $  151,425,922
                                                         ==============

(4)      LEASES

         L-O Coronado Hotel, Inc. leases space to tenants at various terms. The majority of the tenants are charged a fixed base rental plus contingent rent based on a percentage of gross revenues, as defined, in excess of amounts stated in the lease agreements.

         Minimum future rentals on the noncancelable operating leases at
         December 31, 2002, excluding revenues from contingent rents, are as follows:

2003                                                     $      758,863
2004                                                            671,286
2005                                                            624,498
2006                                                            501,985
2007                                                            279,535
Thereafter                                                      850,080
                                                         --------------
                                                         $    3,686,247
                                                         ==============

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(5)      INCOME TAXES

         There is no provision for income taxes primarily due to the tax-exempt status of L-O Coronado Holding, Inc. and its subsidiary and the valuation allowance for deferred tax assets, related primarily to net operating loss carryforwards, recorded for L-O Coronado Member, Inc.
         and its subsidiaries. A valuation allowance equal to the deferred tax asset has been recorded as realization of such deferred tax asset is not more likely than not.

         At December 31, 2002, L-O Coronado Member, Inc. has a consolidated net operating loss carryforward for federal income tax purposes of approximately $55 million, expiring at various dates through 2021, and a net operating loss carryforward for California franchise tax purposes of approximately $30 million, expiring at various dates through 2006.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(6)      RELATED PARTY TRANSACTIONS

         (a)      TRUSTEE AND MANAGEMENT FEES

                  Wells Fargo Bank N.A., as trustee, is entitled to receive, on an annual basis, trustee fees equal to 0.04% of the first $185 million of cost of the Wells Fargo Trust assets (see note 1)
                  and 0.03% of the Wells Fargo Trust assets in excess of $185 million. Trustee fees to Wells Fargo Bank N.A. are allocated pro rata among the Wells Fargo Trust assets. Ronald E. Silva, as trustee, is entitled to receive, on an annual basis,
                  trustee fees equal to $1.

                  Pursuant to various agreements, the Hotel del Coronado
                  Entities pay the following to Lowe or its affiliates:

                  -        Beginning January 1, 2002, the base asset management
                           fee for the Hotel is 0.5% of the Average Daily
                           Outstanding Capital Account Balance. Prior to January
                           1, 2002, such fee was based on various percentages
                           depending on the performance of the Hotel.

                  -        An incentive asset management fee based on the
                           "adjusted gross profit distributions," as defined,
                           that exceeds a cumulative return to OPERS, as
                           defined.

                  -        Hotel management fees based on a maximum of 1.5% of
                           the Hotel's gross revenues or, if lower, annual costs
                           as defined in the management agreements.
                           Reimbursements for marketing costs not to exceed 0.5%
                           of gross revenues, as defined, and project management
                           costs related to capital expenditures. The management
                           agreements also require the L-O Coronado Hotel, Inc.
                           to annually expend or reserve 3% of gross revenue, as
                           defined, for the purchase, repair, and replacement of
                           Hotel property, furniture, fixtures, and equipment.
                           In addition, L-O Coronado Hotel, Inc. is obligated to
                           pay the compensation of personnel employed at the
                           Hotel property, professional fees, and certain
                           out-of-pocket expenses.

                  -        For the years ended December 31, 2002 and 2001, the
                           Hotel del Coronado Entities incurred trustee fees of
                           $35,273 and $35,115, base asset management fees of
                           $1,007,220 and $362,359, Hotel management fees of
                           $1,110,085 and $1,257,885, marketing costs of
                           $544,376 and $38,818, and project management costs of
                           $10,997 and $2,357,930, respectively. No incentive
                           asset management fees are currently payable as of
                           December 31, 2002 and 2001 based on net distributed
                           income, and no potential incentive fees were accrued
                           as of December 31, 2002 and 2001.

         (b)      HOTEL EMPLOYEES

                  Nonunion Hotel employees may participate in a 401(k) plan
                  sponsored by DH&R. L-O Coronado Hotel, Inc. matches 25% of employees' contributions to the plan, up to 3% of the
                  employees' annual salaries.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(7)      COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Hotel del Coronado Entities is subject to certain claims and litigation, including unasserted claims.
         The Hotel del Coronado Entities, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on its financial position or results of its operations.